Exhibit 5.2

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Range Capital Acquisition Corp.

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

(the Addressee)

27 November 2024

Range Capital Acquisition Corp. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-1 (the Registration Statement) and the Company’s preliminary prospectus included in the Registration Statement (the Prospectus) initially filed on 27 November 2024 (as amended to date) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act), for the purposes of registering with the Commission in accordance with the Securities Act and the offering and sale to the public of:

(a)

up to 10,000,000 units (or up to 11,500,000 units if the underwriters, for whom EarlyBirdCapital, Inc. is their representative (the Representative) exercise their option to purchase additional units from the Company to cover over-allotments, if any) (Units) at an offering price of US$10.00 per Unit, each Unit consisting of:

(i)	one ordinary share with a par value of US$0.0001 of the Company (Ordinary Shares); and

(ii)	one right to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination (Rights);

(b)	all Ordinary Shares and Rights issued as part of the Units; and

(c)	all Ordinary Shares that may be issued upon conversion of the Rights included in the Units.

1.	Documents Reviewed

1.1	For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	a draft of the form of unit certificate representing the Units;

(b)	a draft of the form of rights agreement and rights certificate constituting the Rights;

(c)	a draft of the underwriting agreement to be entered into between the Company and the Representative;

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

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(d)	the certificate of incorporation of the Company dated 24 July 2024;

(e)	the memorandum and articles of association of the Company that were registered upon the incorporation of the Company on 24 July 2024 (the Current M&A);

(f)

the form of amended and restated memorandum and articles of association of the Company to be adopted by special resolution of the Company’s shareholders and to be effective immediately prior to the completion of the Company’s initial public offering of the Units (the Post-IPO M&A);

(g)	the Company’s register of directors and a certificate from a director of the Company dated 26 November 2024 (together with the Current M&A and the Post-IPO M&A, the Company Records);

(h)	written resolutions of the board of directors of the Company passed on 26 November 2024 approving (among other things) the offering of the Units (the Resolutions);

(i)	a certificate of good standing dated 26 November 2024 issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(j)	the Registration Statement; and

(k)	the Prospectus.

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions, we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2

where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of each Ordinary Share, the Company will receive in full the consideration therefor, which shall be equal to at least the par value thereof;

2.9

the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with the Commission;

2.10

each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Current M&A; and

2.11	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and, on the date of issue of the Certificate of Good Standing, is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act.

3.2	Based solely on our review of the Current M&A, the authorised share capital of the Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each.

3.3

The issue and allotment of the Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the Ordinary Shares included in the Units and the Ordinary Shares issuable upon the conversion of the Rights in accordance with their terms) have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, such Ordinary Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The issue of the Units and the Rights as contemplated by the Registration Statement has been duly authorised.

3.5

The statements under the caption “Cayman Islands Tax Considerations” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

In this opinion the phrase non-assessable means, with respect to Ordinary Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances and subject to the Current M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “General Risk Factors”, “Legal Matters” and “Certain Differences in Corporate Law” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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